Expedia Group Reports Fourth Quarter and Full Year 2023 Results
Posts record revenue and profitability
Fourth quarter revenue and profitability growth accelerate from the third quarter
Delivers on full-year guidance of double-digit topline growth with margin expansion
Drives largest annual share repurchase on record at over $2 billion
SEATTLE, WA – February 8, 2024 – Expedia Group, Inc. (NASDAQ: EXPE) announced financial results today for the fourth quarter and full year ended December 31, 2023.

"We delivered on our full year guidance and drove record results, all while completing a massive transformation and navigating the inherent volatility that comes with that. Our work is finally starting to deliver results, and we are in the best place we've ever been technologically," said Peter Kern, Vice Chairman and CEO, Expedia Group. "Moving forward, we are now able to execute without the numerous constraints we have faced in recent years. We will continue to focus on acquiring and retaining the right customers, driving share growth in our B2C and B2B businesses, and providing the best product and partner experience in the industry. It is really exciting to be in position to go back on offense and lead the industry."

Key Highlights
•Record full year lodging gross bookings growing 11% with record hotel gross bookings growing 18%, compared to 2022.
•Highest ever full year and fourth quarter revenue, both of which grew 10%, compared to 2022.
•Fourth quarter year over year B2C revenue growth accelerates from the third quarter.
•Record quarterly and full year B2B revenue, increasing 28% and 33%, respectively, compared to 2022.
•Highest ever full year GAAP net income grew 127%, compared to 2022.
•Record full year adjusted EBITDA grew 14%, compared to 2022.
•Significant adjusted EBITDA margin expansion at over 130 basis points for the fourth quarter and nearly 75 basis points for the year, compared to 2022.
•Repurchased over 19 million shares for a record $2 billion in 2023.

Financial Summary & Operating Metrics (In millions, except per share amounts) - Fourth Quarter 2023

	Expedia Group, Inc.
Metric	Q4 2023	Q4 2022	Δ Y/Y
Booked room nights	77.4	70.8	9%
Gross bookings	$21,672	$20,511	6%
Revenue	$2,887	$2,618	10%
Operating income	$104	$128	(19)%
Net income attributable to Expedia Group common stockholders	$132	$177	(25)%
Diluted earnings per share	$0.92	$1.11	(17)%
Adjusted EBITDA	$532	$449	19%
Adjusted net income	$242	$196	24%
Adjusted EPS	$1.72	$1.26	37%
Net cash provided by (used in) operating activities	$(238)	$(182)	31%
Free cash flow	$(415)	$(359)	16%
* A reconciliation of non-GAAP financial measures to the most comparable GAAP measures is provided at the end of this release.

Financial Summary & Operating Metrics (In millions, except per share amounts) - Full Year 2023

	Expedia Group, Inc.
Metric	2023	2022	Δ Y/Y
Booked room nights	350.9	312.0	12%
Gross bookings	$104,079	$95,049	10%
Revenue	$12,839	$11,667	10%
Operating income	$1,033	$1,085	(5)%
Net income attributable to Expedia Group common stockholders	$797	$352	127%
Diluted earnings per share	$5.31	$2.17	144%
Adjusted EBITDA	$2,680	$2,349	14%
Adjusted net income	$1,418	$1,072	32%
Adjusted EPS	$9.69	$6.79	43%
Net cash provided by operating activities	$2,690	$3,440	(22)%
Free cash flow	$1,844	$2,778	(34)%
* A reconciliation of non-GAAP financial measures to the most comparable GAAP measures is provided at the end of this release.

Conference Call
Expedia Group, Inc. will webcast a conference call to discuss fourth quarter 2023 financial results and certain forward-looking information on Thursday, February 8, 2024 at 1:30 p.m. Pacific Time (PT). The webcast will be open to the public and available via ir.expediagroup.com. Expedia Group expects to maintain access to the webcast on the IR website for approximately twelve months subsequent to the initial broadcast.

About Expedia Group
Expedia Group, Inc. brands power travel for everyone, everywhere through our global platform. Driven by the core belief that travel is a force for good, we help people experience the world in new ways and build lasting connections. We provide industry-leading technology solutions to fuel partner growth and success, while facilitating memorable experiences for travelers. Our organization is made up of three pillars: Expedia Brands, housing all our consumer brands; Expedia Product & Technology, focused on the group’s product and technical strategy and offerings; and Expedia for Business, consisting of business-to-business solutions and relationships throughout the travel ecosystem.

Expedia Group’s three flagship consumer brands includes: Expedia®, Hotels.com®, and Vrbo®. One Key™ is our comprehensive loyalty program that unifies Expedia, Hotels.com and Vrbo into one simple, flexible travel rewards experience. To enroll in One Key, download Expedia, Hotels.com and Vrbo mobile apps for free on iOS and Android devices. One Key is currently available in the U.S. and will become available globally soon.

© 2024 Expedia, Inc., an Expedia Group company. All rights reserved. Trademarks and logos are the property of their respective owners. CST: 2029030-50

Contacts
Investor Relations                    Communications
ir@expediagroup.com                    press@expediagroup.com

Expedia Group, Inc.
Trended Metrics
(All figures in millions)
The metrics below are intended to supplement the financial statements in this release and in our filings with the SEC, and do not include adjustments for one-time items, acquisitions, foreign exchange or other adjustments. The definition or methodology of any of our supplemental metrics are subject to change, and such changes could be material. We may also discontinue certain supplemental metrics as our business evolves over time. In the event of any discrepancy between any supplemental metric and our historical financial statements, you should rely on the information included in the financial statements filed with or furnished to the SEC.

	2021				2022				2023				Full Year			Y/Y Growth
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	2021	2022	2023	Q423	2023
Units sold
Booked room nights	54.0	68.4	65.4	59.7	77.0	82.5	81.6	70.8	94.5	89.7	89.3	77.4	247.5	312.0	350.9	9%	12%
Booked air tickets	8.9	13.4	12.7	11.3	13.1	13.5	12.2	11.1	14.0	13.6	12.8	11.4	46.3	49.9	51.9	3%	4%

Gross bookings by business model
Agency	$6,737	$10,362	$8,855	$8,325	$11,346	$12,773	$10,904	$9,469	$13,425	$12,370	$10,927	$9,439	$34,279	$44,492	$46,161	—%	4%
Merchant	8,685	10,453	9,870	9,138	13,066	13,366	13,083	11,042	15,976	14,951	14,758	12,233	38,146	50,557	57,918	11%	15%
Total	$15,422	$20,815	$18,725	$17,463	$24,412	$26,139	$23,987	$20,511	$29,401	$27,321	$25,685	$21,672	$72,425	$95,049	$104,079	6%	10%

Lodging gross bookings	$12,002	$14,431	$13,046	$12,000	$17,756	$17,867	$17,099	$14,117	$21,055	$19,167	$18,513	$15,253	$51,479	$66,839	$73,987	8%	11%

Revenue by segment
B2C	$1,025	$1,715	$2,351	$1,730	$1,740	$2,420	$2,707	$1,874	$1,921	$2,415	$2,819	$1,958	$6,821	$8,741	$9,113	4%	4%
B2B	184	305	490	481	432	650	788	676	668	861	995	864	1,460	2,546	3,388	28%	33%
trivago (third-party revenue)	37	91	121	68	77	111	124	68	76	82	115	65	317	380	338	(5)%	(11)%
Total	$1,246	$2,111	$2,962	$2,279	$2,249	$3,181	$3,619	$2,618	$2,665	$3,358	$3,929	$2,887	$8,598	$11,667	$12,839	10%	10%

Revenue by product
Lodging	$903	$1,533	$2,300	$1,713	$1,610	$2,400	$2,881	$2,014	$2,029	$2,698	$3,233	$2,304	$6,449	$8,905	$10,264	14%	15%
Air	50	78	61	65	74	95	100	93	113	111	100	86	254	362	410	(7)%	13%
Advertising and media(1)	88	161	202	152	166	213	222	176	175	201	240	205	603	777	821	16%	6%
Other(2)	205	339	399	349	399	473	416	335	348	348	356	292	1,292	1,623	1,344	(13)%	(17)%
Total	$1,246	$2,111	$2,962	$2,279	$2,249	$3,181	$3,619	$2,618	$2,665	$3,358	$3,929	$2,887	$8,598	$11,667	$12,839	10%	10%

Revenue by geography
U.S. points of sale	$1,001	$1,736	$2,177	$1,655	$1,656	$2,208	$2,358	$1,717	$1,748	$2,172	$2,440	$1,787	$6,569	$7,939	$8,147	4%	3%
Non-U.S. points of sale	245	375	785	624	593	973	1,261	901	917	1,186	1,489	1,100	2,029	3,728	4,692	22%	26%
Total	$1,246	$2,111	$2,962	$2,279	$2,249	$3,181	$3,619	$2,618	$2,665	$3,358	$3,929	$2,887	$8,598	$11,667	$12,839	10%	10%

Adjusted EBITDA by segment(3)
B2C	$106	$316	$879	$481	$188	$582	$943	$411	$148	$653	$1,056	$468	$1,782	$2,124	$2,325	14%	10%
B2B	(57)	(4)	74	97	80	156	221	142	133	206	266	193	110	599	798	36%	33%
Other(4)	(107)	(111)	(98)	(99)	(95)	(90)	(85)	(104)	(96)	(112)	(106)	(129)	(415)	(374)	(443)	25%	18%
Total	$(58)	$201	$855	$479	$173	$648	$1,079	$449	$185	$747	$1,216	$532	$1,477	$2,349	$2,680	19%	14%

Net income (loss) attributable to Expedia Group common stockholders(5)	$(606)	$(301)	$362	$276	$(122)	$(185)	$482	$177	$(145)	$385	$425	$132	$(269)	$352	$797	(25)%	127%

(1) Our advertising and media business consists of Expedia Group Media Solutions, which is responsible for generating advertising revenue on our global online travel brands, and trivago, a leading hotel metasearch site.
(2) Other revenue primarily includes insurance, car rental, destination services and cruise revenue.
(3) See the section below titled "Tabular Reconciliations for Non-GAAP Measures — Adjusted EBITDA by segment" for additional details.
(4) Other is comprised of trivago, corporate and intercompany eliminations.
(5) Expedia Group does not calculate or report net income (loss) by segment.

Notes:
•All trivago revenue is classified as Non-U.S. point of sale.
•B2B includes Egencia, our former full-service travel management company, through its sale in November 2021.
•Some numbers may not add due to rounding. All percentages throughout this release are calculated on precise, unrounded numbers.

EXPEDIA GROUP, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except share and per share data)
(Unaudited)

	Three months ended December 31,		Year ended December 31,
	2023	2022	2023	2022

Revenue	$2,887	$2,618	$12,839	$11,667
Costs and expenses:
Cost of revenue (exclusive of depreciation and amortization shown separately below) (1)	340	412	1,573	1,657
Selling and marketing - direct	1,370	1,199	6,107	5,428
Selling and marketing - indirect (1)	193	177	756	672
Technology and content (1)	357	317	1,358	1,181
General and administrative (1)	199	186	771	748
Depreciation and amortization	208	199	807	792
Impairment of goodwill	—	—	297	—
Intangible and other long-term asset impairment	114	—	129	81
Legal reserves, occupancy tax and other	2	—	8	23
Operating income	104	128	1,033	1,085
Other income (expense):
Interest income	45	27	207	60
Interest expense	(61)	(60)	(245)	(277)
Gain on debt extinguishment, net	—	—	—	49
Gain on sale of business, net	1	4	25	6
Other, net	82	84	(2)	(385)
Total other income (expense), net	67	55	(15)	(547)
Income before income taxes	171	183	1,018	538
Provision for income taxes	(35)	(8)	(330)	(195)
Net income	136	175	688	343
Net (income) loss attributable to non-controlling interests	(4)	2	109	9
Net income attributable to Expedia Group, Inc.	$132	$177	$797	$352

Earnings per share attributable to Expedia Group, Inc. available to common stockholders:
Basic	$0.96	$1.14	$5.50	$2.24
Diluted	0.92	1.11	5.31	2.17
Shares used in computing earnings per share (000's):
Basic	138,184	155,404	144,967	156,672
Diluted	144,470	159,532	150,228	161,751

(1) Includes stock-based compensation as follows:
Cost of revenue	$4	$4	$14	$14
Selling and marketing	19	17	79	67
Technology and content	33	29	138	111
General and administrative	43	44	182	182

EXPEDIA GROUP, INC.
CONSOLIDATED BALANCE SHEETS
(In millions, except number of shares which are reflected in thousands and par value)

	December 31, 2023	December 31, 2022
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$4,225	$4,096
Restricted cash and cash equivalents	1,436	1,755
Short-term investments	28	48
Accounts receivable, net of allowance of $46 and $40	2,786	2,078
Income taxes receivable	47	40
Prepaid expenses and other current assets	708	774
Total current assets	9,230	8,791
Property and equipment, net	2,359	2,210
Operating lease right-of-use assets	357	363
Long-term investments and other assets	1,238	1,184
Deferred income taxes	586	661
Intangible assets, net	1,023	1,209
Goodwill	6,849	7,143
TOTAL ASSETS	$21,642	$21,561

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable, merchant	$2,041	$1,709
Accounts payable, other	1,077	947
Deferred merchant bookings	7,723	7,151
Deferred revenue	164	163
Income taxes payable	26	21
Accrued expenses and other current liabilities	752	787
Total current liabilities	11,783	10,778
Long-term debt	6,253	6,240
Deferred income taxes	33	52
Operating lease liabilities	314	312
Other long-term liabilities	473	451
Commitments and contingencies
Stockholders’ equity:
Common stock: $.0001 par value; Authorized shares: 1,600,000	—	—
Shares issued: 282,149 and 278,264; Shares outstanding: 131,522 and 147,757
Class B common stock: $.0001 par value; Authorized shares: 400,000	—	—
Shares issued: 12,800 and 12,800; Shares outstanding: 5,523 and 5,523
Additional paid-in capital	15,398	14,795
Treasury stock - Common stock and Class B, at cost; Shares 157,903 and 137,783	(13,023)	(10,869)
Retained earnings (deficit)	(632)	(1,409)
Accumulated other comprehensive income (loss)	(209)	(234)
Total Expedia Group, Inc. stockholders’ equity	1,534	2,283
Non-redeemable non-controlling interest	1,252	1,445
Total stockholders’ equity	2,786	3,728
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$21,642	$21,561

EXPEDIA GROUP, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Year ended December 31,
	2023	2022
Operating activities:
Net income	$688	$343
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property and equipment, including internal-use software and website development	748	704
Amortization of stock-based compensation	413	374
Amortization of intangible assets	59	88
Impairment of goodwill, intangible and other long-term assets	426	81
Deferred income taxes	62	70
Foreign exchange (gain) loss on cash, restricted cash and short-term investments, net	(16)	128
Realized loss on foreign currency forwards, net	—	78
(Gain) loss on minority equity investments, net	(16)	345
Gain on debt extinguishment, net	—	(49)
Gain on sale of business, net	(25)	(6)
Other	80	23
Changes in operating assets and liabilities, net of effects from acquisitions and dispositions:
Accounts receivable	(741)	(838)
Prepaid expenses and other assets	98	55
Accounts payable, merchant	332	375
Accounts payable, other, accrued expenses and other liabilities	101	194
Tax payable/receivable, net	(91)	11
Deferred merchant bookings	572	1,464
Net cash provided by operating activities	2,690	3,440
Investing activities:
Capital expenditures, including internal-use software and website development	(846)	(662)
Purchases of investments	(28)	(60)
Sales and maturities of investments	49	205
Cash and restricted cash divested from sale of business, net of proceeds	25	4
Proceeds from initial exchange of cross-currency interest rate swaps	—	337
Payments for initial exchange of cross-currency interest rate swaps	—	(337)
Other, net	—	(67)
Net cash used in investing activities	(800)	(580)
Financing activities:
Payment of long-term debt	—	(2,141)
Debt extinguishment costs	—	(22)
Purchases of treasury stock	(2,137)	(607)
Proceeds from exercise of equity awards and employee stock purchase plan	101	131
Other, net	(60)	15
Net cash used in financing activities	(2,096)	(2,624)
Effect of exchange rate changes on cash, cash equivalents and restricted cash and cash equivalents	16	(190)
Net increase (decrease) in cash, cash equivalents and restricted cash and cash equivalents	(190)	46
Cash, cash equivalents and restricted cash and cash equivalents at beginning of year	5,851	5,805
Cash, cash equivalents and restricted cash and cash equivalents at end of year	$5,661	$5,851
Supplemental cash flow information
Cash paid for interest	$231	$291
Income tax payments, net	281	102

Notes & Definitions:

Booked Room Nights: Represents booked hotel room nights and property nights for our B2C reportable segment and booked hotel room nights for our B2B reportable segment. Booked hotel room nights include both merchant and agency hotel room nights. Property nights are related to our alternative accommodation business.

Booked Air Tickets: Includes both merchant and agency air bookings.

Gross Bookings: Generally represent the total retail value of transactions booked, recorded at the time of booking reflecting the total price due for travel by travelers, including taxes, fees and other charges, adjusted for cancellations and refunds.

Lodging Metrics: Reported on a booked basis except for revenue, which is on a stayed basis. Lodging consists of both merchant and agency model hotel and alternative accommodations.

B2C: The B2C segment (formerly referred to as Retail) provides a full range of travel and advertising services to our worldwide customers through a variety of consumer brands including: Expedia, Hotels.com, Vrbo, Orbitz, Travelocity, Wotif Group, ebookers, Hotwire.com, and CarRentals.com.

B2B: The B2B segment fuels a wide range of travel and non-travel companies including airlines, offline travel agents, online retailers, corporate travel management and financial institutions, who leverage our leading travel technology and tap into our diverse supply to augment their offerings and market Expedia Group rates and availabilities to their travelers.

trivago: The trivago segment generates advertising revenue primarily from sending referrals to online travel companies and travel service providers from its localized hotel metasearch websites.

Corporate: Includes unallocated corporate expenses.

Non-GAAP Measures
Expedia Group reports Adjusted EBITDA, Adjusted EBITDA Margin, Leverage Ratio, Adjusted Net Income (Loss), Adjusted EPS, Free Cash Flow and Adjusted Expenses (non-GAAP cost of revenue, non-GAAP selling and marketing, non-GAAP technology and content and non-GAAP general and administrative), all of which are supplemental measures to GAAP and are defined by the SEC as non-GAAP financial measures. These measures are among the primary metrics by which management evaluates the performance of the business and on which internal budgets are based. Management believes that investors should have access to the same set of tools that management uses to analyze our results. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP. Adjusted EBITDA, Adjusted Net Income (Loss) and Adjusted EPS have certain limitations in that they do not take into account the impact of certain expenses to our consolidated statements of operations. We endeavor to compensate for the limitation of the non-GAAP measures presented by also providing the most directly comparable GAAP measures and descriptions of the reconciling items and adjustments to derive the non-GAAP measures. Adjusted EBITDA, Adjusted Net Income (Loss) and Adjusted EPS also exclude certain items related to transactional tax matters, which may ultimately be settled in cash. We urge investors to review the detailed disclosure regarding these matters in the Management Discussion and Analysis and Legal Proceedings sections, as well as the notes to the financial statements, included in the Company's annual and quarterly reports filed with the Securities and Exchange Commission. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

Adjusted EBITDA is defined as net income (loss) attributable to Expedia Group adjusted for:
(1) net income (loss) attributable to non-controlling interests;
(2) provision for income taxes;
(3) total other expenses, net;
(4) stock-based compensation expense, including compensation expense related to certain subsidiary equity plans;
(5) acquisition-related impacts, including
(i) amortization of intangible assets and goodwill and intangible asset impairment,
(ii) gains (losses) recognized on changes in the value of contingent consideration arrangements; and
(iii) upfront consideration paid to settle employee compensation plans of the acquiree;
(6) certain other items, including restructuring;
(7) items included in legal reserves, occupancy tax and other, which includes reserves for potential settlement of issues related to transactional taxes (e.g. hotel and excise taxes), related to court decisions and final settlements, and charges incurred, if any, for monies that may be required to be paid in advance of litigation in certain transactional tax proceedings;
(8) that portion of gains (losses) on revenue hedging activities that are included in other, net that relate to revenue recognized in the period; and
(9) depreciation.
The above items are excluded from our Adjusted EBITDA measure because these items are non-cash in nature, or because the amount and timing of these items is unpredictable, not driven by core operating results and renders comparisons with prior periods and competitors less meaningful. We believe Adjusted EBITDA is a useful measure for analysts and investors to evaluate our future on-going performance as this measure allows a more meaningful comparison of our performance and projected cash earnings with our historical results from prior periods and to the results of our competitors. Moreover, our management uses this measure internally to evaluate the performance of our business as a whole and our individual business segments. In addition, we believe that by excluding certain items, such as stock-based compensation and acquisition-related impacts, Adjusted EBITDA corresponds more closely to the cash operating income generated from our business and allows investors to gain an understanding of the factors and trends affecting the ongoing cash earnings capabilities of our business, from which capital investments are made and debt is serviced.

Adjusted Net Income (Loss) generally captures all items on the statements of operations that occur in normal course operations and have been, or ultimately will be, settled in cash and is defined as net income (loss) attributable to Expedia Group plus the following items, net of tax(a):
(1) stock-based compensation expense, including compensation expense related to equity plans of certain subsidiaries and equity-method investments;
(2) acquisition-related impacts, including;
(i) amortization of intangible assets, including as part of equity-method investments, and goodwill and intangible asset impairment;
(ii) gains (losses) recognized on changes in the value of contingent consideration arrangements;
(iii) upfront consideration paid to settle employee compensation plans of the acquiree; and
(iv) gains (losses) recognized on non-controlling investment basis adjustments when we acquire or lose controlling interests;
(3) currency gains or losses on U.S. dollar denominated cash;
(4) the changes in fair value of equity investments;
(5) certain other items, including restructuring charges;
(6) items included in legal reserves, occupancy tax and other, which includes reserves for potential settlement of issues related to transactional taxes (e.g., hotel occupancy and excise taxes), related court decisions and final settlements, and charges incurred, if any, for monies that may be required to be paid in advance of litigation in certain transactional tax proceedings, including as part of equity method investments;
(7) discontinued operations;
(8) the non-controlling interest impact of the aforementioned adjustment items; and
(9) unrealized gains (losses) on revenue hedging activities that are included in other, net.
Adjusted Net Income (Loss) includes preferred share dividends. We believe Adjusted Net Income (Loss) is useful to investors because it represents Expedia Group's combined results, taking into account depreciation, which management believes is an ongoing cost of doing business, but excluding the impact of certain expenses and items not directly tied to the core operations of our businesses.

(a)Effective January 1, 2023, we changed our methodology for the computation of the effective tax rate on pretax adjusted net income to a long-term projected tax rate as our management believes this tax rate provides better consistency across reporting periods and produces results that are reflective of Expedia Group’s long-term effective tax rate. This projected effective tax rate excludes the income tax effects of Adjusted Net Income items described above and eliminates the effects of non-recurring and period specific income tax items which can vary in size and frequency. Based on our current long-term projections, we are using an effective tax rate on pretax adjusted net income of 21.5% for 2023.

Adjusted EPS is defined as Adjusted Net Income (Loss) divided by adjusted weighted average shares outstanding, which, when applicable, include dilution from our convertible debt instruments per the treasury stock method for Adjusted EPS. The treasury stock method assumes we would elect to settle the principal amount of the debt for cash and the conversion premium for shares. If the conversion prices for such instruments exceed our average stock price for the period, the instruments generally would have no impact to adjusted weighted average shares outstanding. This differs from the GAAP method for dilution from our convertible debt instruments, which include them on an if-converted method. We believe Adjusted EPS is useful to investors because it represents, on a per share basis, Expedia Group's consolidated results, taking into account depreciation, which we believe is an ongoing cost of doing business, as well as other items which are not allocated to the operating businesses such as interest expense, taxes, foreign exchange gains or losses, and minority interest, but excluding the effects of certain expenses not directly tied to the core operations of our businesses. Adjusted Net Income (Loss) and Adjusted EPS have similar limitations as Adjusted EBITDA. In addition, Adjusted Net Income (Loss) does not include all items that affect our net income (loss) and net income (loss) per share for the period. Therefore, we think it is important to evaluate these measures along with our consolidated statements of operations.

Free Cash Flow is defined as net cash flow provided by operating activities less capital expenditures. Management believes Free Cash Flow is useful to investors because it represents the operating cash flow that our operating businesses generate, less capital expenditures but before taking into account other cash movements that are not directly tied to the core operations of our businesses, such as financing activities, foreign exchange or certain investing activities. Free Cash Flow has certain limitations in that it does not represent the total increase or decrease in the cash balance for the period, nor does it represent the residual cash flow for discretionary expenditures. Therefore, it is important to evaluate Free Cash Flow along with the consolidated statements of cash flows.

Adjusted Expenses (cost of revenue, direct and indirect selling and marketing, technology and content and general and administrative expenses) exclude stock-based compensation related to expenses for stock options, restricted stock units and other equity compensation under applicable stock-based compensation accounting standards. Expedia Group excludes stock-based compensation from these measures primarily because they are non-cash expenses that we do not believe are necessarily reflective of our ongoing cash operating expenses and cash operating income. Moreover, because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use when adopting applicable stock-based compensation accounting standards, management believes that providing non-GAAP financial measures that exclude stock-based compensation allows investors to make meaningful comparisons between our recurring core business operating results and those of other companies, as well as providing management with an important tool for financial operational decision making and for evaluating our own recurring core business operating results over different periods of time. There are certain limitations in using financial measures that do not take into account stock-based compensation, including the fact that stock-based compensation is a recurring expense and a valued part of employees' compensation. Therefore, it is important to evaluate both our GAAP and non-GAAP measures. See the Notes to the Consolidated Statements of Operations for stock-based compensation by line item.

Expedia Group, Inc. (excluding trivago) In order to provide increased transparency on the transaction-based component of the business, Expedia Group is reporting results both in total and excluding trivago.

Tabular Reconciliations for Non-GAAP Measures
Adjusted EBITDA (Adjusted Earnings Before Interest, Taxes, Depreciation & Amortization) by Segment(1)

	Three months ended December 31, 2023
	B2C	B2B	trivago	Corporate & Eliminations	Total
	(In millions)
Operating income (loss)	$328	$163	$4	$(391)	$104
Realized gain (loss) on revenue hedges	7	(2)	—	—	5
Legal reserves, occupancy tax and other	—	—	—	2	2
Stock-based compensation	—	—	—	99	99
Intangible and other long-term asset impairment	—	—	—	114	114
Amortization of intangible assets	—	—	—	15	15
Depreciation	133	32	1	27	193
Adjusted EBITDA(1)	$468	$193	$5	$(134)	$532

	Three months ended December 31, 2022
	B2C	B2B	trivago	Corporate & Eliminations	Total
	(In millions)
Operating income (loss)	$260	$114	$20	$(266)	$128
Realized gain (loss) on revenue hedges	23	5	—	—	28
Stock-based compensation	—	—	—	94	94
Amortization of intangible assets	—	—	—	22	22
Depreciation	128	23	1	25	177
Adjusted EBITDA(1)	$411	$142	$21	$(125)	$449

	Year ended December 31, 2023
	B2C	B2B	trivago	Corporate & Eliminations	Total
	(In millions)
Operating income (loss)	$1,810	$681	$51	$(1,509)	$1,033
Realized gain (loss) on revenue hedges	(11)	4	—	—	(7)
Legal reserves, occupancy tax and other	—	—	—	8	8
Stock-based compensation	—	—	—	413	413
Impairment of goodwill	—	—	—	297	297
Intangible and other long-term asset impairment	—	—	—	129	129
Amortization of intangible assets	—	—	—	59	59
Depreciation	526	113	5	104	748
Adjusted EBITDA(1)	$2,325	$798	$56	$(499)	$2,680

	Year ended December 31, 2022
	B2C	B2B	trivago	Corporate & Eliminations	Total
	(In millions)
Operating income (loss)	$1,617	$518	$105	$(1,155)	$1,085
Realized gain (loss) on revenue hedges	(2)	(4)	—	—	(6)
Legal reserves, occupancy tax and other	—	—	—	23	23
Stock-based compensation	—	—	—	374	374
Intangible and other long-term asset impairment	—	—	—	81	81
Amortization of intangible assets	—	—	—	88	88
Depreciation	509	85	8	102	704
Adjusted EBITDA(1)	$2,124	$599	$113	$(487)	$2,349
(1) Adjusted EBITDA for our B2C and B2B segments includes allocations of certain expenses, primarily cost of revenue and facilities, the total costs of our global travel supply organizations, the majority of platform and marketplace technology costs, and the realized foreign currency gains or losses related to the forward contracts hedging a component of our net merchant lodging revenue. We base the allocations primarily on transaction volumes and other usage metrics. We do not allocate certain shared expenses such as accounting, human resources, certain information technology and legal to our reportable segments. We include these expenses in Corporate and Eliminations. Our allocation methodology is periodically evaluated and may change.
Adjusted EBITDA (Adjusted Earnings Before Interest, Taxes, Depreciation & Amortization)

	Three months ended December 31,		Year ended December 31,
	2023	2022	2023	2022
	(In millions)
Net income attributable to Expedia Group, Inc.	$132	$177	$797	$352
Net income (loss) attributable to non-controlling interests	4	(2)	(109)	(9)
Provision for income taxes	35	8	330	195
Total other (income) expense, net	(67)	(55)	15	547
Operating income	104	128	1,033	1,085
Gain (loss) on revenue hedges related to revenue recognized	5	28	(7)	(6)
Legal reserves, occupancy tax and other	2	—	8	23
Stock-based compensation	99	94	413	374
Depreciation and amortization	208	199	807	792
Impairment of goodwill	—	—	297	—
Intangible and other long-term asset impairment	114	—	129	81
Adjusted EBITDA	$532	$449	$2,680	$2,349
Net income margin(1)	4.6%	6.8%	6.2%	3.0%
Adjusted EBITDA margin(1)	18.5%	17.2%	20.9%	20.1%

Long-term debt			$6,253	$6,240
Long-term debt to net income ratio			7.8	17.7

Long-term debt			$6,253	$6,240
Unamortized discounts and debt issuance costs			41	54
Adjusted debt			$6,294	$6,294
Leverage ratio(2)			2.3	2.7
(1) Net income and Adjusted EBITDA margins represent net income (loss) attributable to Expedia Group, Inc. or Adjusted EBITDA divided by revenue.
(2) Leverage ratio represents adjusted debt divided by TTM Adjusted EBITDA.

Adjusted Net Income (Loss) & Adjusted EPS

	Three months ended December 31,		Year ended December 31,
	2023	2022	2023	2022
	(In millions, except share and per share data)
Net income attributable to Expedia Group, Inc.	$132	$177	$797	$352
Less: Net (income) loss attributable to non-controlling interests	(4)	2	109	9
Less: Provision for income taxes	(35)	(8)	(330)	(195)
Income before income taxes	171	183	1,018	538
Amortization of intangible assets	15	22	59	88
Stock-based compensation	99	94	413	374
Legal reserves, occupancy tax and other	2	—	8	23
Impairment of goodwill	—	—	297	—
Intangible and other long-term asset impairment	114	—	129	81
Unrealized (gain) loss on revenue hedges	2	12	13	(3)
(Gain) loss on minority equity investments, net	(89)	(78)	(16)	345
Gain on debt extinguishment, net	—	—	—	(49)
TripAdvisor tax indemnification adjustment	—	—	(67)	—
Gain on sale of business, net	(1)	(4)	(25)	(6)
Adjusted income before income taxes	313	229	1,829	1,391

GAAP Provision for income taxes	(35)	(8)	(330)	(195)
Provision for income taxes for adjustments	(32)	(26)	(63)	(100)
Total Adjusted provision for income taxes	(67)	(34)	(393)	(295)
Total Adjusted income tax rate	21.5%	14.8%	21.5%	21.2%

Non-controlling interests	(4)	1	(18)	(24)
Adjusted net income attributable to Expedia Group, Inc.	$242	$196	$1,418	$1,072

GAAP diluted weighted average shares outstanding (000's)	144,470	159,532	150,228	161,751
Adjustment to dilutive securities (000's)	(3,921)	(3,921)	(3,921)	(3,921)
Adjusted weighted average shares outstanding (000's)	140,549	155,611	146,307	157,830

GAAP diluted earnings per share	$0.92	$1.11	$5.31	$2.17
Adjusted earnings per share attributable to Expedia Group, Inc.	$1.72	$1.26	$9.69	$6.79

Ex-trivago Adjusted Net Income and Adjusted EPS
Adjusted net income attributable to Expedia Group, Inc.	$242	$196	$1,418	$1,072
Less: Adjusted net income attributable to trivago	2	3	27	49
Adjusted net income excluding trivago	$240	$193	$1,391	$1,023

Adjusted earnings per share attributable to Expedia Group, Inc.	$1.72	$1.26	$9.69	$6.79
Less: Adjusted earnings per share attributable to trivago	0.01	0.02	0.18	0.31
Adjusted earnings per share excluding trivago	$1.71	$1.24	$9.50	$6.48

Free Cash Flow

	Three months ended December 31,		Year ended December 31,
	2023	2022	2023	2022
	(In millions)
Net cash provided by (used in) operating activities	$(238)	$(182)	$2,690	$3,440
Less: Total capital expenditures	(177)	(177)	(846)	(662)
Free cash flow	$(415)	$(359)	$1,844	$2,778

Adjusted Expenses (Cost of revenue, direct and indirect selling and marketing, technology and content and general and administrative expenses)

	Three months ended December 31,		Year ended December 31,
	2023	2022	2023	2022
	(In millions)
Cost of revenue	$340	$412	$1,573	$1,657
Less: stock-based compensation	4	4	14	14
Adjusted cost of revenue	$336	$408	$1,559	$1,643
Less: trivago cost of revenue(1)	3	4	17	17
Adjusted cost of revenue excluding trivago	$333	$404	$1,542	$1,626

Selling and marketing expense - direct	$1,370	$1,199	$6,107	$5,428
Less: trivago selling and marketing expense - direct(2)	32	22	173	160
Adjusted selling and marketing expense excluding trivago - direct	$1,338	$1,177	$5,934	$5,268

Selling and marketing expense - indirect	$193	$177	$756	$672
Less: stock-based compensation	19	17	79	67
Adjusted selling and marketing expense - indirect	$174	$160	$677	$605
Less: trivago selling and marketing expense - indirect(1)	3	2	11	12
Adjusted selling and marketing expense excluding trivago - indirect	$171	$158	$666	$593

Technology and content expense	$357	$317	$1,358	$1,181
Less: stock-based compensation	33	29	138	111
Adjusted technology and content expense	$324	$288	$1,220	$1,070
Less: trivago technology and content expense(1)	12	11	46	47
Adjusted technology and content expense excluding trivago	$312	$277	$1,174	$1,023

General and administrative expense	$199	$186	$771	$748
Less: stock-based compensation	43	44	182	182
Adjusted general and administrative expense	$156	$142	$589	$566
Less: trivago general and administrative expense(1)	10	7	34	30
Adjusted general and administrative expense excluding trivago	$146	$135	$555	$536

Total adjusted overhead expenses(3)	$654	$590	$2,486	$2,241
 Note: Some numbers may not add due to rounding.
(1) trivago amount presented without stock-based compensation as those are included with the consolidated totals above.
(2) Selling and marketing expense adjusted to add back B2C direct marketing spend on trivago eliminated in consolidation.
(3) Total adjusted overhead expenses is the sum of adjusted expenses for Selling and marketing - indirect, Technology and content, and General and administrative.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
This release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. These forward-looking statements are based on assumptions that are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. The use of words such as “believe,” “estimate,” “expect” and “will,” or the negative of these terms or other similar expressions, among others, generally identify forward-looking statements. However, these words are not the exclusive means of identifying such statements. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements and may include statements relating to future revenues, expenses, margins, profitability, net income (loss), earnings per share and other measures of results of operations and the prospects for future growth of Expedia Group, Inc.’s business. Actual results may differ materially from the results predicted and reported results should not be considered as an indication of future performance. The potential risks and uncertainties that could cause actual results to differ from the results predicted include, among others, those described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our most recently filed periodic reports on Form 10-K and Form 10-Q, which are available on our investor relations website at ir.expediagroup.com and on the SEC website at www.sec.gov. All information provided in this release is as of February 8, 2024. Undue reliance should not be placed on forward-looking statements in this release, which are based on information available to us on the date hereof. We undertake no duty to update this information unless required by law.